UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 15, 2002 (October 8, 2002)

AMERICAN TECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-24248	87-0361799
(state or other jurisdiction of	(Commission File Number)	(I.R.S. Empl. Ident. No.)
incorporation or organization)

13114 Evening Creek Drive South, San Diego, California	92128
(Address of principal executive offices)	(Zip Code)

(858) 679-2114
(Registrant’s telephone number, including area code)

ITEM 5.    OTHER EVENTS AND REGULATION FD DISCLOSURE

On October 8, 2002, American Technology Corporation and eSOUNDideas, Inc. (“ESI”) participated in contractual mediation and the parties reached an interim agreement to work together to further distribution of the Company’s patented and patent-pending HyperSonic Sound Technology (“HSS”) as it is utilized in products and services in the point of sale, kiosk, display, event, trade show and exhibit markets throughout North America. The Company and ESI are parties to a License, Purchase and Marketing Agreement originally dated September 28, 2000 (the “License Agreement”). Under the terms of the License Agreement, ESI received an exclusive license to use and sell products and services utilizing HSS to the markets described above.

As disclosed in Form 8-K filed September 10, 2002, the Company gave a notice of termination of the License Agreement to ESI on August 14, 2002. The License Agreement provides that the notice of termination was subject to ESI’s right to reinstate the License Agreement as of the date of the notice upon cure of the defaults alleged in the notice. In connection with the interim agreement described above, the Company and ESI have agreed to extend the period for curing the alleged defaults and to engage in further mediation if necessary concerning the License Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TECHNOLOGY CORPORATION

Date: October 15, 2002	By:	/s/ ELWOOD G. NORRIS
Elwood G. Norris Chief Executive Officer

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